Exhibit 99.1


              ResCare Reports First Quarter 2007 Results

    LOUISVILLE, Ky.--(BUSINESS WIRE)--May 9, 2007--ResCare, Inc.
(NASDAQ: RSCR), the nation's leading provider of residential, training, therapeutic, educational and support services for people with disabilities and special needs, today announced results for the first quarter ended March 31, 2007.

    First Quarter 2007 Financial Highlights

    Revenues for the first quarter of 2007 increased 8.4% over the prior year period to a record $338.5 million. Income from continuing operations was $10.3 million, or $0.31 per diluted common share, compared with $9.4 million, or $0.29 per diluted common share, in the same period of 2006. Share-based compensation was approximately $1.6 million ($0.03 per diluted common share) in the first quarter of 2007, compared with $0.2 million in the prior year period. The Company's effective income tax rates were 36.7% and 39.5% in the first quarters of 2007 and 2006, respectively. The higher rate in 2006 was due to the delay in the extension of work opportunity tax credits. EBITDA for the first quarter of 2007 was $25.3 million versus $23.7 million in the prior year.

    The Company ceased providing community services in the District of Columbia and New Mexico in the first quarter and fourth quarter of 2006, respectively. These withdrawals have been accounted for as discontinued operations. Accordingly, the results of these operations and the related exit costs, net of income taxes, have been classified as discontinued operations for all periods presented.

    Net loss from discontinued operations for the first quarter of 2007 was $0.1 million, which is comprised of a pretax operational loss of $0.4 million, offset by a favorable adjustment of $0.2 million to the Company's exit cost accrual and a tax benefit of $0.1 million. For the first quarter of 2006, net loss from discontinued operations was $2.2 million, or $0.07 per diluted common share. This loss was comprised of pretax operational loss of $1.4 million and pretax exit costs of $2.2 million, offset by a tax benefit of $1.4 million.

    Ralph Gronefeld, ResCare president and chief executive officer, said, "As expected, the first quarter has benefited from the strong results achieved last year. I am pleased to report that we are on course to achieve our 2007 guidance by delivering exceptional services to an increasing number of deserving individuals. We are also taking advantage of a number of opportunities to increase both our organic growth and our growth through acquisitions.

    "I am pleased to report the integration of Kelly Home Care Services is progressing well. This recent acquisition not only adds to our home care operations in 18 states, but it also substantially increases our revenue from private pay reimbursement sources. We expect that home care will continue to be a rapidly growing sector as demand increases with the aging of the American population."

    In closing, Mr. Gronefeld added, "We are looking forward to the year ahead. We will diversify our service offerings as needs are identified, focusing both on organic growth, as well as selected acquisitions as these fit into our operational objectives."

    2007 Guidance

    The Company confirmed its 2007 guidance for diluted earnings per common share in the range of $1.24 to $1.28 on projected revenues of approximately $1.43 billion.

    A listen-only simulcast and replay of ResCare's first quarter 2007 conference call will be available on-line at www.rescare.com and www.earnings.com on May 10, 2007, beginning at 9:00 a.m. Eastern Time.

    ResCare, founded in 1974 and based in Louisville, Kentucky, provides services in 37 states, Washington, D.C., Puerto Rico and Canada. ResCare's services include residential, therapeutic, job training and educational supports to people with developmental or other disabilities; education and training to young people in the Job Corps program; one-stop employment and training services for people experiencing barriers to employment; and supports to older people in their homes. More information is available at www.rescare.com.

    From time to time, ResCare makes forward-looking statements in its public disclosures, including statements relating to expected financial results, revenues that might be expected from new or acquired programs and facilities, its development and acquisition activities, reimbursement under federal and state programs, financing plans, compliance with debt covenants and other risk factors, and various trends favoring downsizing, de-institutionalization and privatization of government programs. In ResCare's filings under the federal securities laws, including its annual, periodic and current reports, the Company identifies important factors that could cause its actual results to differ materially from those anticipated in forward-looking statements. Please refer to the discussion of those factors in the Company's filed reports. Statements related to expected financial results are as of this date only, and ResCare does not assume any responsibility to update these statements.




                            RESCARE, INC.
                    Unaudited Financial Highlights
                (In thousands, except per share data)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Income Statement Data:
Revenues                                           $338,495  $312,311
Facility and program expenses (1)                   302,834   278,695
                                                   --------- ---------
     Facility and program contribution               35,661    33,616
Corporate general and administrative (1)             14,990    13,752
                                                   --------- ---------
  Operating income                                   20,671    19,864
Interest expense, net                                 4,426     4,300
                                                   --------- ---------
  Income from continuing operations before income
   taxes                                             16,245    15,564
Income tax expense                                    5,954     6,148
                                                   --------- ---------
  Income from continuing operations                  10,291     9,416
Loss from discontinued operations, net of taxes        (139)   (2,202)
                                                   --------- ---------

Net income                                           10,152     7,214
Net income attributable to preferred shareholders     1,457     1,069
                                                   --------- ---------
Net income attributable to common shareholders       $8,695    $6,145
                                                   ========= =========

Basic earnings per common share:
  From continuing operations                          $0.31     $0.30
  From discontinued operations                        (0.00)    (0.07)
                                                   --------- ---------
     Basic earnings per common share                  $0.31     $0.23
                                                   ========= =========

Diluted earnings per common share:
  From continuing operations                          $0.31     $0.29
  From discontinued operations                        (0.00)    (0.07)
                                                   --------- ---------
     Diluted earnings per common share                $0.31     $0.22
                                                   ========= =========

Weighted average number of common shares:
  Basic                                              28,027    27,129
  Diluted                                            28,365    27,638

EBITDA (2)                                          $25,338   $23,713


(1) We recorded share-based compensation expense of $1.6 million and $0.2 million for the three months ended March 31, 2007 and 2006, respectively. Of the $1.6 million for the three months ended March 31, 2007, we included $0.8 million in facility and program expenses and $0.8 million in corporate general and administrative expenses. All of the $0.2 million recorded for the three months ended March 31, 2006 was included in corporate general and administrative expenses.

(2) EBITDA is defined as income from continuing operations before depreciation and amortization, net interest expense and income taxes. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States of America. The items excluded from EBITDA are significant components in understanding and assessing financial performance. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in measurements under certain covenants contained in the Company's credit agreement. A reconciliation of income from continuing operations to EBITDA is included herein.

                            RESCARE, INC.
              Unaudited Financial Highlights (continued)
                            (In thousands)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Reconciliation of Income from Continuing
 Operations to EBITDA:
Income from continuing operations                   $10,291    $9,416
Add:    Interest, net                                 4,426     4,300
        Depreciation and amortization
        (from continuing operations)                  4,667     3,849
        Income tax expense                            5,954     6,148
                                                   --------- ---------
EBITDA                                              $25,338   $23,713
                                                   ========= =========

                                                   March 31, Dec. 31,
                                                     2007      2006
                                                   --------- ---------
Balance Sheet Data:
ASSETS
Cash and cash equivalents                            $7,108    $5,541
Accounts receivable, net                            199,741   197,711
Other current assets                                 34,288    33,039
                                                   --------- ---------
     Total current assets                           241,137   236,291
Property and equipment, net                          77,570    75,606
Goodwill                                            391,383   375,494
Other assets                                         43,444    38,665
                                                   --------- ---------
                                                   $753,534  $726,056
                                                   ========= =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                                $133,079  $126,371
Other long-term liabilities                          45,445    42,319
Long-term debt                                      211,275   205,889
Shareholders' equity                                363,735   351,477
                                                   --------- ---------
                                                   $753,534  $726,056
                                                   ========= =========

                            RESCARE, INC.
              Unaudited Financial Highlights (continued)
                            (In thousands)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Cash Flow Data:
Net income                                          $10,152    $7,214
Adjustments to reconcile net income to cash
 provided by (used in) operating activities:
  Depreciation and amortization                       4,676     3,939
  Amortization of discount and deferred charges         269       218
  Impairment charges                                    332       661
  Deferred income taxes, net                          1,224         -
  Provision for losses on accounts receivable         1,348     1,437
  Share-based compensation                            1,560       245
  Changes in operating assets and liabilities         3,058   (17,031)
                                                   --------- ---------
     Cash provided by (used in) operating
      activities                                     22,619    (3,317)
                                                   --------- ---------
Cash flows from investing activities:
  Net redemptions of short-term investments               -    27,650
  Purchases of property and equipment                (5,096)   (3,833)
  Proceeds from sale of assets                           55     1,748
  Acquisitions of businesses                        (20,958)  (69,793)
                                                   --------- ---------
     Cash used in investing activities              (25,999)  (44,228)
                                                   --------- ---------
Cash flows from financing activities:
  Long-term debt repayments                         (55,525)     (699)
  Borrowings of long-term debt                       40,000    40,000
  Short-term borrowings - three months or less,
   net                                               20,000     5,000
  Proceeds received from exercise of stock options      568     5,015
  Payments on obligations under capital leases          (96)     (263)
                                                   --------- ---------
     Cash provided by financing activities            4,947    49,053
                                                   --------- ---------
  Increase in cash and cash equivalents              $1,567    $1,508
                                                   ========= =========

                            RESCARE, INC.
              Unaudited Financial Highlights (continued)
                        (Dollars in thousands)

                                                   Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007      2006
                                                   --------- ---------
Segment Data:
Revenues:
  Community Services                               $244,609  $211,967
  Job Corps Training Services                        41,679    39,837
  Employment Training Services                       46,661    55,218
  Other                                               5,546     5,289
                                                   --------- ---------
  Consolidated                                     $338,495  $312,311
                                                   ========= =========

Operating Income:
  Community Services                                $28,396   $24,268
  Job Corps Training Services                         4,078     4,262
  Employment Training Services                        3,070     4,437
  Other                                                 117       649
  Corporate general and administrative              (14,990)  (13,752)
                                                   --------- ---------
  Consolidated                                      $20,671   $19,864
                                                   ========= =========

Operating Margin:
  Community Services                                   11.6%     11.4%
  Job Corps Training Services                           9.8%     10.7%
  Employment Training Services                          6.6%      8.0%
  Other                                                 2.1%     12.3%
  Corporate general and administrative                (4.4%)    (4.4%)
  Consolidated                                          6.1%      6.4%


    CONTACT: ResCare, Inc.
             David W. Miles, Chief Financial Officer, 502-394-2137